WALL STREET®
REPORTER
EST. 1843

MARKETING SERVICES AGREEMENT

Date: September 2, 2025

Client: Worksport Ltd. (NASDAQ: WKSP)

Program: Octagon Media Corp. will deliver a 6 month Investor Marketing program consisting of: **Wall Street Reporter "Next Super Stock"**

(Full services deliverables as described in the attached Wall Street Reporter "Discovery Day" program)

Term: Six (6) months - September 3, 2025 - March 3, 2026.

- $125,000 upon signing.
- Warrants: Company to issue warrants to purchase 100,000 shares of WKSP exercisable at $4.00, and 100,000 shares at $5.00. Warrants will have piggyback registration rights expiring 2 years from date of issuance.

Wire Instructions:

Bank: The Northern Trust Co. 50 South La Salle, Chicago, Illinois, 60603 ABA: 071000152
SWIFT: CNORUS44
For Credit to Account #: 3801926125
Account Name: Octagon Media Corp.

MEDIA PURCHASE AGREEMENT: I authorize Octagon Media Corp. / Wall Street Reporter to deliver the above listed services for my company, at the terms and conditions in this agreement

Company Name: Worksport Ltd.

CEO Name: STEVEN ROSSI

Authorized Signature: STEVEN ROSSI (Sep 2, 2025 12:06:09 EDT)

Date: 02/09/25

STANDARD TERMS:

Wall Street Reporter (WSR), and its analysts will be relying substantially on information, materials, and content supplied by the Company and its management. The Company bears full and exclusive responsibility for the content, accuracy and effect of all materials and information supplied by the Company to Wall Street Reporter, and its analysts. Company unconditionally, absolutely and irrevocably agrees to and shall indemnify and hold harmless Octagon Media Corp./Wall Street Reporter, and its past, present and future directors, officers, affiliates, counsel, shareholders, employees, agents, representatives, contractors, successors (each an "Indemnified Party") from and against any and all losses, claims, costs, expenses, liabilities and damages (or actions in respect thereof) arising out of or related to this Agreement and any actions taken or omitted to be taken by an Indemnified Party in connection with this Agreement including, but is not limited to, claims of libel, violation of privacy and copyright infringement, except as a result of Wall Street Reporter's negligence, willful misconduct or bad faith and provided that in each instance the Indemnified Party has acted in accordance with the terms of this Agreement and applicable laws.

Publisher will not be held liable for any changes, or delays, in publication schedule. Octagon Media Corp. / Wall Street Reporter reserves the right to substitute any one service or product in this contract if they have discontinued offering that service or product. In such event, WSR will make their best effort to provide a product or service of equal value and agreed to by the client. All interviews/content in Magazine and website is positioned at the Publisher's discretion, ROP, unless special positioning is contracted. The Publishers sole obligation as to any failure or fault on its part regarding guaranteed placement shall be limited to a refund of any additional charges that may have been paid Company.

All Payments are final, and no refunds are granted due. If Company asks to cancel/re-schedule presentation, a credit will be issued ONLY if written notice received 20 calendar days prior to event. Credit to be used within 6 months of initial contract. No refunds or credits for Client changes/cancellations made less than 20 calendar days prior to event.

Content produced by Wall Street Reporter is copyright-protected intellectual property of Octagon Media Corp/ Wall Street Reporter. Reproduction in whole or in part is strictly forbidden without written permission of the publisher.

The Company agrees to reimburse WSR, upon receipt of suitable documentation, for reasonable and necessary expenses that WSR may incur at the specific request of the Company and that have been approved in advance in writing by the Company in connection with performing the services pursuant to this agreement.

WSR acknowledges that in the course of performing services, WSR may have access to confidential and proprietary information of the Company, including but not limited to trade secrets, business strategies, customer lists, financial data, innovations and intellectual property, product information, and any other information (whether patentable or not) that the Company reasonably recognizes as confidential ("Confidential Information"). WSR agrees not to disclose, use, or permit the use of any Confidential

Information for any purpose other than the performance of services under this agreement. This confidentiality obligation shall survive the termination of this agreement.

WSR represents and warrants that WSR has the necessary knowledge, experience, and skill to carry out all contractual obligations under this agreement and that WSR shall do so honestly, in good faith, and in a professional, competent, and diligent manner. WSR shall, at all times, act in the best interests of the Company. WSR further represents that WSR shall at all times comply with any and all federal, provincial, and state laws, statutes, and regulations, insofar as applicable to WSR's performance of services under this agreement.

WSR shall use best efforts to perform services under this agreement in accordance with the APPENDIX, which is hereby incorporated into this agreement.

This agreement contains the entire agreement of the parties relating to the subject matter hereof, and the parties hereto and thereto have made no agreements, representations or warranties relating to the subject matter of this agreement which are not set forth herein. No amendment or modification of this agreement shall be valid unless made in writing and signed by each of the parties hereto.

This agreement constitutes a personal service agreement, and the performance of WSR's obligations hereunder may not be transferred, subcontracted or assigned by WSR, unless otherwise agreed to in writing by the Company.

The failure of any party to insist upon the strict performance of any of the terms, conditions and provisions of this agreement shall not be construed as a waiver or relinquishment of future compliance therewith, and said terms, conditions and provisions shall remain in full force and effect. No waiver of any term or condition of this agreement on the part of any party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

This agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law principles. Any disputes arising out of or relating to this Agreement shall be resolved exclusively in the state or federal courts located in Erie County, New York.

NEXT SUPER STOCK Conference program: 6 Months - $125,000

Program Summary:

Online conference presentation - leverages your time to reach thousands of institutional and retail investors worldwide, as your presentation is viewed livestream and on-demand in the weeks, and months after the event, and amplified on social media.

Benefit from follow-up market support in the months after the event, as Wall Street Reporter maximizes your audience reach, and ensures your message stays "top of mind" with investors worldwide.

Wall Street Reporter offers a full suite of powerful media tools to maximize your investor audience and market support.

1. **INVESTOR CONFERENCE:** Six (6) presentations at Wall Street Reporter's flagship "Next Super Stock *LIVE!*" online conference over 6 month period.
2. **FRONT PAGE INFLUENCE:** Six (6) months DAILY front page promotion WallStreetReporter.com top of page "Featured Stocks"
3. **GUARANTEED FRONT PAGE NEWS COVERAGE & INSTITUTIONAL EMAIL DISTRIBUTION:** Unlimited (All your company news releases during this period are promoted)
4. **SOCIAL MEDIA AMPLIFICATION: Six** (6) Months - Unlimited (All your company news releases during this period are promoted)
5. **EMAIL DISTRIBUTION:** 24 weekly insertions
6. **"MULTI-TICKER" News Feature Syndication:** Ten (10) Multi-ticker news features released over six months
7. **CEO Interview:** Term/Quantity: Six (6) CEO Interview updates.
8. **VIDEO Feature:** Video version of CEO Interviews

1) INVESTOR CONFERENCE PRESENTATION

Raise your company's investor profile and increase market support for your stock, by presenting live at Wall Street Reporter's flagship "Next Super Stock *LIVE!*" online conference.

Capitalize on the benefits of having your stock positioned in investors minds as the "Next Super Stock" backed by the credibility of Wall Street Reporter's 175 year old brand reputation, (and track record of winning stocks first discovered at our conferences).

Livestream Presentation: Connect with a live global audience of serious investors, as you livestream your investor presentation from the convenience of your desktop.

Pre-Event Promotion: Your investor profile start rising weeks before the conference, as **your stock gets featured in E-Mail promotions** to Wall Street Reporter's global audience of thousands of institutional and retail investors. PLUS: **Syndicated-News "multi-ticker"** news **features, and promotion on social media.**

On-Demand Video: ("The main event") Your presentation VIDEO reaches thousands more investors in the weeks and months following the event, as your presentation video gets re-shared on social media and promoted on Wall Street Reporter's front page and e-mail newseltters. (On-Demand video playback typically delivers total audience 5-15X larger than the live event, over 3-6 months).

Term/Quantity: Six (6) presentations

2) FRONT PAGE INFLUENCE

Your PRESENTATION VIDEO or CEO Interview receives FRONT PAGE placement on WallStreetReporter.com at top-of-page “FEATURED STOCKS” section.

Term/Quantity: SIX (6) months daily front page

3) GUARANTEED FRONT PAGE NEWS COVERAGE & INSTITUTIONAL EMAIL DISTRIBUTION

Each time you put out a news announcement, it is guaranteed FRONT PAGE coverage on Wall Street Reporter's “News Makers” section. Seen by thousands of investors who come to the website each day.

This ensures that your company story stays fresh and relevant and “top of mind” with Wall Street Reporter’s global investor audience. Each news story includes links to your CEO Interview, and related content.

Each corporate news release also gets published in Wall Street Reporter’s E-Mail newsletter, and Social Media channels reaching thousands of institutional and retail investors worldwide.

Term/Quantity: Six Months - Unlimited (All your company news releases during this period are promoted)

4) SOCIAL MEDIA AMPLIFICATION - *THE FORCE MULTIPLIER EFFECT*

Your Conference PRESENTATION and CEO INTERVIEW promoted on social media, **you'll benefit from the "MULTIPLIER EFFECT" as your story now gets syndicated and *AMPLIFIED* on social media, as your VIDEO and AUDIO interviews get shared by investors on forums, message boards, facebook, twitter, reddit, and more...**

SYNDICATION: Your CEO Interview gets syndication/distribution on **Apple iTunes, Spotify, Soundcloud, Google Play, Youtube, Vimeo.** Presentation video distributed on Youtube.

All your company News gets re-posted on Wall Street Reporter's Social Media (Twitter, Facebook, etc.) during term of this agreement.

Term/Quantity: Six Months - Unlimited (<u>All your company news releases during this period are promoted</u>)

5) EMAIL DISTRIBUTION

Your PRESENTATION VIDEO or CEO Interview is FEATURED each week in Wall Street Reporter's e-mail newsletter targeting a global readership of fund managers, analysts, stockbrokers, financial advisors, investment bankers, venture capitalists, high-net worth investors, and financial press worldwide.

<u>Your NEWS RELEASES get featured in this weekly e-mail newsletter.</u>

You benefit from CONSISTENT REPETITION as this ongoing WEEKLY PROMOTION guarantees **your company's story GETS ATTENTION and KEEPS ATTENTION** and stays "top of mind" with Wall Street Reporter's global investor audience.

Term/Quantity: Six months - 24 weekly insertions

5) “MULTI-TICKER” News Feature Syndication

Your stock is featured in syndicated “multi-ticker” news releases, positioned alongside other high- profile stocks, allows you to leverage their shareholder base and followers, for a powerful force multiplier effect, with the added credibility of Wall Street Reporter’s trusted 175 year old reputation.

Because each “Multi-Ticker News Syndication” positions your stock alongside 3 other high profile (high volume / synergistic audiences) stocks featured in Wall Street Reporter - You leverage their shareholder base and followers, for a **powerful force multiplier effect.** Each News Syndication seen by an average of 15,000+ serious investors over a period of 3 days.

Term/Quantity: Ten (10) Multi-ticker news features released over six months

7) VIDEO Feature

We help investors better understand your story, by creating a VIDEO version of your CEO Interview. (Syncing your audio interview to your company’s powerpoint/investor presentation slides, along with video or other images you supply to produce a powerful and effective VIDEO for online audiences.)

Term/Quantity: Video version of CEO Interview’s

8) CEO INTERVIEW

Share your company’s story in your own words via Wall Street Reporter’s famous CEO Interview. Your CEO Interview helps you articulate, expand and reinforce, on your company’s investor presentation.

Wall Street Reporter’s CEO Interview format enables you to share your leadership vision and growth strategy with investors in candid terms, unfiltered, and straight from the source. Highly effective as a news-driven follow-up to your conference presentation.

Term/Quantity: Six (6) CEO Interview